Exhibit 99.B(p)(11)

Code of Ethics Personal investing Gifts and entertainment Outside activities Client confidentiality 1 June 2020

Brendan J. Swords Chairman and Chief Executive Officer The reputation of a thousand years may be determined by the conduct of one hour. – Ancient proverb A message from our CEO Our business is built on a foundation of trust — the trust of our clients, earned over many years. It is our most valuable asset, and if lost, it cannot easily be regained. There are examples across our industry of companies that have lost sight of this lesson, and they serve as strong reminders that our business requires a mindset of eternal vigilance. Each and every one of us has a role to play in sustaining our clients’ trust. We must test every decision we make, no matter how small, against our fiduciary obligations and our high ethical standards. If there is the slightest doubt about whether a decision is in the best interests of our clients, then bring it to someone’s attention — your manager, the Legal and Compliance team, or any of my direct reports. But don’t just let it go. This is what it means to be a fiduciary: complete dedication to conscientious stewardship of client assets. To support this mandate, our Code of Ethics sets out standards for our personal conduct, including personal investing, acceptance of gifts and entertainment, outside activities, and client confidentiality. Please take the time to read the Code, familiarize yourself with the rules, and determine what you need to do to comply with them. Remember, too, that while our Code of Ethics is reviewed and updated regularly, no set of rules can address every possible circumstance. And so I ask you to remain vigilant, exercise good judgment, ask for help when you need it, consider not just the letter but the spirit of the laws that govern our industry, and do your part to safeguard our clients’ trust. Sincerely, Brendan J. Swords Chief Executive Officer

Contents Standards of conduct . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1 Who is subject to the Code of Ethics? .....................1 Personal investing.......................................2 Which types of investments and related activities are prohibited? ............................................................................................ 2 Which investment accounts must be reported? .......................................... 3 What are the reporting responsibilities for all personnel? .......................... 4 What are the preclearance responsibilities for all personnel?..................... 5 What are the additional requirements for investment professionals? ........ 6 Gifts and entertainment .................................7 Outside activities .......................................8 Client confidentiality ....................................8 How we enforce our Code of Ethics........................8 Exceptions from the Code of Ethics .......................9 Closing................................................9

Wellington Management Code of Ethics 1 Standards of conduct Our standards of conduct are straightforward and essential. Any transaction or activity that violates either of the standards of conduct below is prohibited, regardless of whether it meets the technical rules found elsewhere in the Code of Ethics. 1. WE ACT AS FIDUCIARIES TO OUR CLIENTS. Each of us must put our clients’ interests above our own and must not take advantage of our management of clients’ assets for our own benefit. Our firm’s policies and procedures implement these principles with respect to our conduct of the firm’s business. This Code of Ethics implements the same principles with respect to our personal conduct. The procedures set forth in the Code govern specific transactions, but each of us must be mindful at all times that our behavior, including our personal investing activity, must meet our fiduciary obligations to our clients. 2. WE ACT WITH INTEGRITY AND IN ACCORDANCE WITH BOTH THE LETTER AND THE SPIRIT OF THE LAW. Our business is highly regulated, and we are committed as a firm to compliance with those regulations. Each of us must also recognize our obligations as individuals to understand and obey the laws that apply to us in the conduct of our duties. They include laws and regulations that apply specifically to investment advisors, as well as more broadly applicable laws ranging from the prohibition against trading on material nonpublic information and other forms of market abuse to anticorruption statutes such as the US Foreign Corrupt Practices Act and the UK Bribery Act. The firm provides training on their requirements. Each of us must take advantage of these resources to ensure that our own conduct complies with the law. Who is subject to the Code of Ethics? Our Code of Ethics applies to all employees of Wellington Management and its affiliates around the world. Its restrictions on personal investing also apply to temporary personnel (including co-ops and interns) and consultants whose tenure with Wellington Management exceeds 90 days and who are deemed by the Chief Compliance Officer to have access to nonpublic investment research, client holdings, or trade information. All Wellington Management personnel receive a copy of the Code of Ethics (and any amendments) and must certify, upon joining the firm and annually thereafter, that they have read and understood it and have complied with its requirements. Adherence to the Code of Ethics is a basic condition of employment. Failure to adhere to our Code of Ethics may result in disciplinary action, including termination of employment. If you have any doubt as to the appropriateness of any activity, believe that you have violated the Code, or become aware of a violation of the Code by another individual, you should consult the manager of the Code of Ethics Team, Chief Compliance Officer, General Counsel, or Chair of the Ethics Committee. You also have the right to report violations of law or regulation directly to relevant governmental agencies. You do not need the firm’s prior authorization to make any such report or disclosures and are not required to notify the firm that you have done so. For additional information regarding our Code of Ethics Policy refer to the Guide to Our Policy document available on the firm’s Intranet.

Short-term trading You are prohibited from profiting from the purchase and sale (or sale and purchase) of the same or equivalent securities within 60 calendar days. For example, if you buy shares of stock (or options on such shares) and then sell those shares within 60 days at a profit, an exception will be identified and any gain from the transactions must be surrendered. Gains are calculated based on a last in, first out (LIFO) method for purposes of this restriction. This short-term trading rule does not apply to securities exempt from the Code’s preclearance requirements. Wellington Management Code of Ethics 2 Personal investing As fiduciaries, each of us must avoid taking personal advantage of our knowledge of investment activity in client accounts. Although our Code of Ethics sets out a number of specific restrictions on personal investing designed to reflect this principle, no set of rules can anticipate every situation. Each of us must adhere to the spirit, and not just the letter, of our Code in meeting this fiduciary obligation to our clients. WHICH TYPES OF INVESTMENTS AND RELATED ACTIVITIES ARE PROHIBITED? Our Code of Ethics prohibits the following personal investments and investment-related activities: • Purchasing or selling the following: – Initial public offerings (IPOs) of any securities – Securities of an issuer being bought or sold on behalf of clients until one trading day after such buying or selling is completed or canceled – Securities of an issuer that is the subject of a new, changed, or reissued but unchanged action recommendation from a global industry research or fixed income credit analyst until two business days following issuance or reissuance of the recommendation – Securities of an issuer that is mentioned at the Morning Meeting or the Early Morning Meeting until two business days following the meeting – Securities that are the subject of a firmwide restriction – Single-stock futures – Options with an expiration date that is within 60 calendar days of the transaction date – Securities of broker/dealers (or their affiliates) that the firm has approved for execution of client trades – Securities of any securities market or exchange on which the firm trades on behalf of clients • Purchasing an equity security if your aggregate ownership of the equity security exceeds 0.05% of the total shares outstanding of the issuer • Taking a profit from any trading activity within a 60 calendar day window • Using a derivative instrument to circumvent a restriction in the Code of Ethics

Wellington Management Code of Ethics 3 WHICH INVESTMENT ACCOUNTS MUST BE REPORTED? You are required to report any investment account over which you exercise investment discretion or from which any of the following individuals enjoy economic benefits: (i) your spouse, domestic partner, or minor children, and (ii) any other dependents living in your household, AND that holds or is capable of holding any of the following covered investments: • Shares of stocks, ADRs, or other equity securities (including any security convertible into equity securities) • Bonds or notes (other than sovereign government bonds issued by Canada, France, Germany, Italy, Japan, the United Kingdom, or the United States, as well as bankers’ acceptances, CDs, commercial paper, and high-quality, short-term debt instruments) • Interest in a variable annuity product in which the underlying assets are held in a subaccount managed by Wellington Management • Shares of exchange-traded funds (ETFs) • Shares of closed-end funds • Options on securities • Securities futures • Interest in private placement securities (other than Wellington Management sponsored products) • Shares of funds managed by Wellington Management (other than money market funds) Please see Appendix A for a detailed summary of reporting requirements by security type. For purposes of the Code of Ethics, these investment accounts are referred to as reportable accounts. Examples of common account types include brokerage accounts, retirement accounts, employee stock compensation plans, and transfer agent accounts. Reportable accounts also include those from which you or an immediate family member may benefit indirectly, such as a family trust or family partnership, and accounts in which you have a joint ownership interest, such as a joint brokerage account. Accounts not requiring reporting You do not need to report the following accounts via the Code of Ethics System since the administrator will provide the Code of Ethics Team with access to relevant holdings and transaction information: • Accounts maintained within the Wellington Retirement and Pension Plan or similar firm- sponsored retirement or benefit plans identified by the Ethics Committee • Accounts maintained directly with Wellington Trust Company or other Wellington Management Sponsored Products Although these accounts do not need to be reported, your investment activities in these accounts must comply with the standards of conduct embodied in our Code of Ethics.

Investments made through automatic dividend reinvestment or rebalancing plans and stock purchase plan acquisitions Transactions that result from corporate actions applicable to all similar security holders (such as splits, tender offers, mergers, and stock dividends) Non-volitional transactions include: Wellington Management Code of Ethics 4 Managed account exemptions An account from which you or immediate family members could benefit financially, but over which neither you nor they have any investment discretion or influence (a managed account), may be exempted from the Code of Ethics’ personal investing requirements upon written request and approval. An example of a managed account would be a professionally advised account about which you will not be consulted or have any input on specific transactions placed by the investment manager prior to their execution. Designated Brokers For U.S. Reportable Accounts U.S-based reportable accounts must be held at one or more of the brokers on the Designated Brokers List. This requirement does not apply to managed accounts that are exempt from certain provisions of the Code of Ethics, employee stock purchase and stock option plans and other accounts (including pension, retirement and compensation accounts) required to be held at a specific broker. New employees must transfer all reportable accounts to a Designated Broker within 45 days from the start of their employment. WHAT ARE THE REPORTING RESPONSIBILITIES FOR ALL PERSONNEL? Initial and annual holdings reports You must disclose all reportable accounts and all covered investments you hold within 10 calendar days after you begin employment at or association with Wellington Management. You will be required to review and update your holdings and securities account information annually thereafter. For initial holdings reports, holdings information must be current as of a date no more than 45 days prior to the date you became covered by the Code of Ethics. Please note that you cannot make personal trades until you have filed an initial holdings report via the Code of Ethics System on the Intranet. For subsequent annual reports, holdings information must be current as of a date no more than 45 days prior to the date the report is submitted. Please note that your annual holdings report must account for both volitional and non-volitional transactions. At the time you file your initial and annual reports, you will be asked to confirm that you have read and understood the Code of Ethics and any amendments. Quarterly transactions reports You must submit a quarterly transaction report no later than 30 calendar days after quarter-end via the Code of Ethics System on the Intranet, even if you did not make any personal trades during that quarter. In the reports, you must either confirm that you did not make any personal trades (except for those resulting from non- volitional events) or provide information regarding all volitional transactions in covered investments. Duplicate statements and trade confirmations For each of your reportable accounts, you are required to provide duplicate statements and duplicate trade confirmations to Wellington Management.

Wellington Management Code of Ethics 5 WHAT ARE THE PRECLEARANCE RESPONSIBILITIES FOR ALL PERSONNEL? Preclearance of publicly traded securities You must receive clearance before buying or selling stocks, bonds, options, and most other publicly traded securities in any reportable account. A full list of the categories of publicly traded securities requiring preclearance, and of certain exceptions to this requirement, is included in Appendix A. Transactions in accounts that are not reportable accounts do not require preclearance or reporting. Preclearance requests must be submitted online via the Code of Ethics System, which is accessible through the Intranet. If clearance is granted, the approval will be effective for a period of 24 hours. If you preclear a transaction and then place a limit order with your broker, that limit order must either be executed or expire at the end of the 24-hour period. If you want to execute the order after the 24-hour period expires, you must resubmit your preclearance request. Please note that preclearance approval does not alter your responsibility to ensure that each personal securities transaction complies with the general standards of conduct, the reporting requirements, the restrictions on short- term trading, or the special rules for investment professionals set out in our Code of Ethics . Caution on short sales, margin transactions, and options You may engage in short sales and margin transactions and may purchase or sell options provided you receive preclearance and meet all other applicable requirements under our Code of Ethics (including the additional rules for investment professionals described on page 7). Please note, however, that these types of transactions can have unintended consequences. For example, any sale by your broker to cover a margin call or to buy in a short position will be in violation of the Code unless precleared. Likewise, any volitional sale of securities acquired at the expiration of a long call option will be in violation of the Code unless precleared. You are responsible for ensuring any subsequent volitional actions relating to these types of transactions meet the requirements of the Code. Preclearance of private placement securities You cannot invest in securities offered to potential investors in a private placement without first obtaining prior approval. Approval may be granted after a review of the facts and circumstances, including whether: • an investment in the securities is likely to result in future conflicts with client accounts (e.g., upon a future public offering), and • you are being offered the opportunity due to your employment at or association with Wellington Management. Investments in our own privately offered investment vehicles (our Sponsored Products), including collective investment funds and common trust funds maintained by Wellington Trust Company, na, our hedge funds, and our non-US domiciled funds, have been approved under the Code and therefore do not require the submission of a Private Placement Approval Form.

Wellington Management Code of Ethics 6 WHAT ARE THE ADDITIONAL REQUIREMENTS FOR INVESTMENT PROFESSIONALS? If you are a portfolio manager, research analyst, or other investment professional who has portfolio management responsibilities for a client account (e.g., designated portfolio manager, backup portfolio manager, investment team member), or who otherwise has direct authority to make decisions to buy or sell securities in a client account (referred to here as an investment professional), you are required to adhere to additional rules and restrictions on your personal securities transactions. However, as no set of rules can anticipate every situation, you must remember to place our clients' interests first whenever you tr ansact in securities that are also held in client accounts you manage. The following provisions of the code are intended to allow investment professionals to make long-term investments in securities. However, you may not be able to sell personal investments for extended periods of time and therefore should consider the liquidity, tax planning, market, and similar risks associated with making personal investments in securities of an issuer that are or may be held in client accounts. INVESTMENT PROFESSIONAL BLACKOUT PERIODS - You cannot buy or sell a security for a period of 14 calendar days before or after any transaction in the same issuer by a client account for which you serve as an investment professional. In addition, You may not sell personal holdings in a security of the same issuer that is held by a client account for which you serve as an investment professional until the later of the following periods: (i) one calendar year from the date of your last purchase and (ii) 90 calendar days after all of your client accounts liquidate all holdings of the same issuer. If you anticipate receiving a cash flow or redemption request in a client portfolio that will result in the purchase or sale of securities that you also hold in your personal account, you should take care to avoid transactions in those securities in your personal account in the days leading up to the client transactions. However, unanticipated cash flows and redemptions in client accounts and unexpected market events do occur from time to time, and a personal trade made in the prior 14 days should never prevent you from buying or selling a security in a client account if the trade would be in the client's best interest. If you find yourself in that situation and need to buy or sell a security in a client account within the 14 calendar days following your personal transaction in a security of the same issuer, you should attempt to notify the Code of Ethics Team or your local Compliance Officer in advance of placing the trade. If you are unable to reach any of those individuals and the trade is time sensitive, you should proceed with the client trade and notify the Code of Ethics Team promptly after submitting it. SHORT SALES BY AN INVESTMENT PROFESSIONAL - An investment professional may not personally take a short position in a security of an issuer in which he or she holds a long position in a client account.

Wellington Management Code of Ethics 7 Gifts and entertainment Our guiding principle of “client, firm, self” also governs the receipt of gifts and entertainment from clients, consultants, brokers/dealers, research providers, vendors, companies in which we may invest, and others with whom the firm does business. As fiduciaries to our clients, we must always place our clients’ interests first and cannot allow gifts or entertainment opportunities to influence the actions we take on behalf of our clients. In keeping with this standard, you must follow several specific requirements: ACCEPTING GIFTS — You may only accept gifts of nominal value, which include logoed items, flower arrangements, gift baskets, and food, as well as other gifts with an approximate value of less than US$100 or the local equivalent per year from a single source. You may not accept a gift of cash, including a cash equivalent such as a gift card, regardless of the amount. If you receive a gift that violates the Code, you must return the gift or consult with the Chief Compliance Officer to determine appropriate action under the circumstances. ACCEPTING BUSINESS MEALS — Business meals are permitted provided that neither the cost nor the frequency is excessive and there is a legitimate business purpose. If the host is a broker/dealer or research provider, the host must be reimbursed for the full amount of your proportionate share of the total cost of the meal if the approximate value of the meal is more than US$100 or the local equivalent. ACCEPTING ENTERTAINMENT OPPORTUNITIES — The firm recognizes that participation in entertainment opportunities with representatives from organizations with which the firm does business, such as consultants, broker/dealers, research providers, vendors, and companies in which we may invest, can help to further legitimate business interests. However, participation in such entertainment opportunities should be infrequent and is subject to the following conditions: 1. A representative of the hosting organization must be present; 2. The primary purpose of the event must be to discuss business or to build a business relationship; 3. You must receive prior approval from your business manager; 4. If the host is a broker/dealer or research provider, the host must be reimbursed for the full amount of the entertainment opportunity; and 5. For all other entertainment opportunities, the host must be reimbursed for the full face value of any entertainment ticket(s) if: • the entertainment opportunity requires a ticket with a face value of more than US$200 or the local equivalent, or is a high-profile event (e.g., a major sporting event), • you wish to accept more than one ticket, or • the host has invited numerous Wellington Management representatives. Business managers must clear their own participation under the circumstances described above with the Chief Compliance Officer or Chair of the Ethics Committee. Please note that even if you pay for the full face value of a ticket, you may attend the event only if the host is present. LODGING AND AIR TRAVEL — You may not accept a gift of lodging or air travel in connection with any entertainment opportunity. If you participate in an entertainment opportunity for which lodging or air travel is paid for by the host, you must reimburse the host for the equivalent cost, as determined by Wellington Management’s travel manager.

Wellington Management Code of Ethics 8 SOLICITING GIFTS, ENTERTAINMENT OPPORTUNITIES, OR CONTRIBUTIONS — In your capacity as an employee of the firm, you may not solicit gifts, entertainment opportunities, or charitable or political contributions for yourself, or on behalf of clients, prospects, or others, from brokers, vendors, clients, or consultants with whom the firm conducts business or from companies in which the firm may invest. SOURCING ENTERTAINMENT OPPORTUNITIES — You may not request tickets to entertainment events from the firm’s Trading department or any other Wellington Management department, or employee, nor from any broker, vendor, company in which we may invest, or other organization with which the firm conducts business. Outside activities While the firm recognizes that you may engage in business or charitable activities in your personal time, you must take steps to avoid conflicts of interest between your private interests and our clients’ interests. As a result, all significant outside business or charitable activities (e.g., additional employment, consulting work, directorships or officerships) must be approved by your business manager and by the Chief Compliance Officer, General Counsel, or Chair of the Ethics Committee prior to the acceptance of such a position (or if you are new, upon joining the firm). Approval will be granted only if it is determined that the activity does not present a significant conflict of interest. Directorships in public companies (or companies reasonably expected to become public companies) will generally not be authorized, while service with charitable organizations generally will be permitted. Client confidentiality Any nonpublic information concerning our clients that you acquire in connection with your employment at the firm is confidential. This includes information regarding actual or contemplated investment decisions, portfolio composition, research recommendations, and client interests. You should not discuss client business, including the existence of a client relationship, with outsiders unless it is a necessary part of your job responsibilities. How we enforce our Code of Ethics Legal and Compliance is responsible for monitoring compliance with the Code of Ethics. Members of Legal and Compliance will periodically request certifications and review holdings and transaction reports for potential violations. They may also request additional information or reports. It is our collective responsibility to uphold the Code of Ethics. In addition to the formal reporting requirements described in this Code of Ethics, you have a responsibility to report any violations of the Code. If you have any doubt as to the appropriateness of any activity, believe that you have violated the Code, or become aware of a violation of the Code by another individual, you should consult the manager of the Code of Ethics Team, Chief Compliance Officer, General Counsel, or Chair of the Ethics Committee.

Wellington Management Code of Ethics 9 Potential violations of the Code of Ethics will be investigated and considered by representatives of Legal and Compliance and/or the Ethics Committee. All violations of the Code of Ethics will be reported to the Chief Compliance Officer. Violations are taken seriously and may result in sanctions or other consequences, including: • a warning • referral to your business manager and/or senior management • reversal of a trade or the return of a gift • disgorgement of profits or of the value of a gift • a limitation or restriction on personal investing • termination of employment • referral to civil or criminal authorities If you become aware of any potential conflicts of interest that you believe are not addressed by our Code of Ethics or other policies, please contact the Chief Compliance Officer, the General Counsel, or the manager of the Code of Ethics Team. Exceptions from the Code of Ethics The Chief Compliance Officer may grant an exception from the Code, including preclearance, other trading restrictions, and certain reporting requirements on a case-by-case basis if it is determined that the proposed conduct involves no opportunity for abuse and does not conflict with client interests. Exceptions are expected to be rare. Closing As a firm, we seek excellence in the people we employ, the products and services we offer, the way we meet our ethical and fiduciary responsibilities, and the working environment we create for ourselves. Our Code of Ethics embodies that commitment. Accordingly, each of us must take care that our actions fully meet the high standards of conduct and professional behavior we have adopted. Most importantly, we must all remember “client, firm, self” is our most fundamental guiding principle.

APPENDIX A – PART 1 No Preclearance or Reporting Required: Open-end investment funds not managed by Wellington Management1 Interests in a variable annuity product in which the underlying assets are held in a fund not managed by Wellington Management Direct obligations of the US government (including obligations issued by GNMA and PEFCO) or the governments of Canada, France, Germany, Italy, Japan, or the United Kingdom Cash Money market instruments or other short-term debt instruments rated P-1 or P-2, A-1 or A-2, or their equivalents2 Bankers’ acceptances, CDs, commercial paper Wellington Trust Company Pools Wellington Sponsored Hedge Funds Securities futures and options on direct obligations of the US government or the governments of Canada, France, Germany, Italy, Japan, or the United Kingdom, and associated derivatives Options, forwards, and futures on commodities and foreign exchange, and associated derivatives Transactions in approved managed accounts Reporting of Securities Transactions Required (no need to preclear and not subject to the 60-day holding period): Open-end investment funds managed by Wellington Management1 (other than money market funds) Interests in a variable annuity or insurance product in which the underlying assets are held in a fund managed by Wellington Management Futures and options on securities indices ETFs listed in Appendix A – Part 2 and derivatives on these securities Gifts of securities to you or a reportable account Gifts of securities from you or a reportable account Non-volitional transactions (splits, tender offers, mergers, stock dividends, dividend reinvestments, etc.) Preclearance and Reporting of Securities Transactions Required: Bonds and notes (other than direct obligations of the US government or the governments of Canada, France, Germany, Italy, Japan, or the United Kingdom, as well as bankers’ acceptances, CDs, commercial paper, and high- quality, short-term debt instruments) Stock (common and preferred) or other equity securities, including any security convertible into equity securities Closed-end funds ETFs not listed in Appendix A – Part 2 American Depositary Receipts Options on securities (but not their non-volitional exercise or expiration) Warrants Rights Unit investment trusts Prohibited Investments and Activities: Initial public offerings (IPOs) of any securities Single-stock futures Options expiring within 60 days of purchase Securities being bought or sold on behalf of clients until one trading day after such buying or selling is completed or canceled Securities of an issuer that is the subject of a new, changed, or reissued but unchanged action recommendation from a global industry research or fixed income credit analyst until two business days following issuance or reissuance of the recommendation Securities of an issuer that is mentioned at the Morning Meeting or the Early Morning Meeting until two business days following the meeting Securities on the firmwide restricted list Profiting from any short-term (i.e., within 60 days) trading activity Securities of broker/dealers or their affiliates with which the firm conducts business Securities of any securities market or exchange on which the firm trades Using a derivative instrument to circumvent the requirements of the Code of Ethics Purchasing an equity security if your aggregate ownership of the equity security exceeds 0.05% of the total shares outstanding of the issuer Wellington Management Code of Ethics 10 This appendix is current as of 1 June 2020, and may be amended at the discretion of the Ethics Committee. 1 A list of funds advised or subadvised by Wellington Management (“Wellington-Managed Funds”) is available online via the Code of Ethics System. However, you remain responsible for confirming whether any particular investment represents a Wellington-Managed Fund. 2If the instrument is unrated, it must be of equivalent duration and comparable quality.

Ticker Name United States: Equity AAXJ ISHARES MSCI ALL COUNTRY ASIA ACWI ISHARES MSCI ACWI INDEX FUND BRF MARKET VECTORS BRAZIL SMALL-CA DIA SPDR DJIA TRUST ETF DVY ISHARES DOW JONES SELECT DIVID ECH ISHARES MSCI CHILE INVESTABLE EEB GUGGENHEIM BRIC ETF EEM ISHARES MSCI EMERGING MARKETS EFA ISHARES MSCI EAFE INDEX FUND EFG ISHARES MSCI EAFE GROWTH INDEX EFV ISHARES MSCI EAFE VALUE INDEX EPI WISDOMTREE INDIA EARNINGS FUND EPP ISHARES MSCI PAC EX-JAPAN FUND EWA ISHARES MSCI AUSTRALIA INDEX FUND EWC ISHARES MSCI CANADA INDEX FUND EWG ISHARES MSCI GERMANY INDEX FUND EWH ISHARES MSCI HONG KONG IDX FUND EWJ ISHARES MSCI JAPAN IDX FUND EWM ISHARES MSCI MALAYSIA IDX FUND EWS ISHARES MSCI SINGAPORE INDEX FUND EWT ISHARES MSCI TAIWAN INDEX FUND EWU ISHARES MSCI UK INDEX FUND EWY ISHARES MSCI SOUTH KOREA INDEX EZU ISHARES MSCI EMU INDEX FUND FXI ISHARES FTSE CHINA 25 INDEX GDX MARKET VECTORS GOLD MINERS GDXJ MARKET VECTORS JUNIOR GOLD MIN IBB ISHARES BIOTECH INDEX FUND ICF ISHARES COHEN & STEERS REALTY IEV ISHARES S&P EUROPE 350 INX FUND IGE ISHARES S&P GSSI NAT RES INDEX IJH ISHARES S&P MIDCAP 400 IDX FUND IJJ ISHARES S&P MIDCAP 400/VALUE IJK ISHARES SP MCAP 400/BARRA GTH IJR ISHARES SP SMALLCAP 600 IDX FUND IJS ISHARES S&P SMALLCAP 600/BARRA IJT ISHARES SP SMCAP 600/BARRA GTH ILF ISHARES S&P LATIN AMER 40 INDEX INPTF IPATH MSCI INDIA INDEX ETN IOO ISHARES S&P GLOBAL 100 INDEX FUND IVE ISHARES SP 500/BARRA VALUE IVV ISHARES S&P 500 INDEX FUND IVW ISHARES S&P 500/BARRA GRTH INDEX IWB ISHARES RUSSELL 1000 INDEX IWD ISHARES RUSSELL 1000 VALUE INDEX IWF ISHARES RUSSELL 1000 GROWTH IWM ISHARES RUSSELL 2000 INDEX IWN ISHARES RUSSELL 2000 VALUE IWO ISHARES RUSSELL 2000 GROWTH IWP ISHARES RUSSELL MIDCAP GROWTH IWR ISHARES RUSSELL MIDCAP INDEX FUND IWS ISHARES RUSSELL MIDCAP VALUE I IWV ISHARES RUSSELL 3000 INDEX IXC ISHARES S&P GLOBAL ENERGY SECT IYR ISHARES DOW JONES US RE INDEX IYW ISHARES DJ US TECH SECTOR INDEX MDY SPDR S&P MIDCAP 400 ETF TRUST MOO MARKET VECTORS–AGRI OEF ISHARES S&P 100 INDEX FUND PBW POWERSHARES WILDERHILL CLEAN E PFF ISHARES S&P US PREFERRED STOCK PGX POWERSHARES PREFERRED PORTFOLI PHO POWERSHARES GLOBAL WATER PORTF QID PROSHARES ULTRASHORT QQQ QLD PROSHARES ULTRA QQQ QQQ POWERSHARES QQQTRUST RSP RYDEX S&P EQUAL WEIGHT RSX MARKET VECTORS RUSSIA ETF RWM PROSHARES SHORT RUSS RWR SPDR DOW JONES REIT ETF RWX SPDR DJ INTL REAL ESTATE Ticker Name SCZ ISHARES MSCI EAFE SMALL CAP INDEX SDS PROSHARES ULTRASHORT S&P500 SDY SPDR DIVIDEND ETF SH PROSHARES SHORT S&P500 SKF PROSHARES ULTRASHORT FINANCIAL SPY SPDR S&P 500 ETF TRUST SRS PROSHARES ULTRASHORT REAL ESTATE SSO PROSHARES ULTRA S&P500 TWM PROSHARES ULTRASHORT RUSS2000 UWM PROSHARES ULTRA RUSSELL UYG PROSHARES ULTRA FINANCIALS VB VANGUARD SMALL-CAP VIPERS VBK VANGUARD SMALL-CAP GROWTH VIPE VBR VANGUARD SMALL-CAP VALUE VIPER VEA VANGUARD MSCI EAFE ETF VEU VANGUARD FTSE ALL-WORLD EX-US VGK VANGUARD MSCI EURO ETF VIG VANGUARD DIVIDEND APPRECIATION VNQ VANGUARD REIT VIPERS VO VANGUARD MID-CAP VIPERS VOO VANGUARD S&P 500 ETF VPL VANGUARD MSCI PACIFIC ETF VTI VANGUARD TOTAL STOCK MARKET VTV VANGUARD VALUE VIPERS VUG VANGUARD GROWTH VIPERS VV VANGUARD LARGE-CAP VIPERS VWO VANGUARD MSCI EM MAR VXUS VANGUARD INTERNATIONAL STOCK ETF VXX IPATH S&P 500 VIX XLB MATERIALS SEL SECTOR SPDR FUND XLE ENERGY SELECT SECTOR SPDR FUND XLF FINANCIAL SEL SECTOR SPDR FUND XLI INDUSTRIAL SELECT SECTOR SPDR XLK TECHNOLOGY SELECT SECTOR SPDR XLP CONSUMER STAPLES SELECT SPDR XLU UTILITIES SELECT SECTOR SPDR XLV HEALTH CARE SELECT SECTOR SPDR XLY CONSUMER DISCRETIONARY SPDR XME SPDR S&P METALS & MINING ETF XOP SPDR S&P OIL & GAS EXPL AND PROD United States: Fixed Income AGG ISHARES BARCLAYS AGGREGATE BIV VANGUARD INTERMEDIATE-TERM BON BND VANGUARD TOTAL BOND MARKET BOND PIMCO TOTAL RETURN BOND ETF BSV VANGUARD SHORT-TERM BOND ETF BWX SPDR BARCLAYS INT TREA BND ETF BZF WISDOMTREE DREYFUS BRAZILIAN REAL FUND CYB WISDOMTREE DREYFUS CHINESE YUA ELD WISDOMTREE EMERGING MARKETS LO EMB JPM EMERGING MARKETS BOND ETF HYG ISHARES IBOXX $ HIGH YIELD COR IEF ISHARES BARCLAYS 7-10 YEAR IEI ISHARES BARCLAYS 3-7 YEAR TREAS JNK SPDR BARCLAYS HIGH YIELD BOND LQD ISHARES IBOXX INVESTMENT GRADE MBB ISHARES MBS BOND FUND MUB ISHARES S&P NATIONAL MUNICIPAL PCY POWERSHARES EM MAR SOV DE PT PST PROSHARES ULTRASHORT LEH 7 SHY ISHARES BARCLAYS 1-3 YEAR TREA TBF PROSHARES SHORT 20+ TREASURY TBT PROSHARES ULTRASHORT LEHMAN TIP ISHARES BARCLAYS TIPS BOND FUND TLT ISHARES BARCLAYS 20+ YEAR TREAS VCSH VANGUARD SHORT-TERM CORPORATE United States: Commodity Trusts and ETNs AMJ JPMORGAN ALERIAN MLP INDEX ETN CORN CORN ETF COWTF IPATH DJ-UBS LIVESTOCK SUBINDX DBA POWERSHARES DB AGRICULTURE FUND DBB POWERSHARES DB BASE METALS FUND Ticker Name DBC DB COMMODITY INDEX TRACKING FUND DBE POWERSHARES DB ENERGY FUND DBO POWERSHARES DB OIL FUND DBP POWERSHARES DB PRECIOUS METALS DGZ POWERSHARES DB GOLD SHORT ETN DJP IPATH DJ-UBS COMMIDTY DNO UNITED STATES SHORT OIL FUND L GAZZF IPATH DJ-UBS NAT GAS SUBINDEX GLD SPDR GOLD SHARES GLL PROSHARES ULTRASHORT GOLD GSG ISHARES S&P GSCI COMMODITY INDEX JJATF IPATH DJ-UBS AGRICULTURE SUBINDEX JJCTF IPATH DJ-UBS COPPER SUBINDEX JJETF IPATH DJ-UBS ENERGY SUBINDEX JJGTF IPATH DJ-UBS GRAINS SUBINDEX JJMTF IPATH DJ-UBS INDUSTRIAL METALS JJNTF IPATH DJ-UBS NICKEL SUBINDEX JJSSF IPATH DJ-UBS SOFTS SUBINDEX JJUFF IPATH DJ-UBS ALUMINUM SUBINDEX SGGFF IPATH DJ-UBS SUGAR SUBINDEX TR SLV ISHARES SILVER TRUST UCO PROSHARES ULTRA DJ-UBS CRUDE UGA UNITED STATES GASOLINE FUND LP UGL PROSHARES ULTRA GOLD UHN UNITED STATES HEATING OIL LP UNG UNITED STATES NATL GAS FUND LP USO UNITED STATES OIL FUND LP ZSL PROSHARES ULTRASHORT SILVER United States: Currency Trusts DBV POWERSHARES DB G10 CURRENCY HA EUO PROSHARES ULTRASHORT EURO FXA CURRENCYSHARES AUD TRUST FXB CURRENCYSHARES GBP STERL TRUST FXC CURRENCYSHARES CAD FXE CURRENCYSHARES EURO TRUST FXF CURRENCYSHARES SWISS FRANC FXM CURRENCYSHARES MEXICAN PESO FXS CURRENCYSHARES SWEDISH KRONA FXY CURRENCYSHARES JPY TRUST UDN POWERSHARES DB US DOLLAR IND UUP POWERSHARES DB US DOL IND BU YCS PROSHARES ULTRASHORT YEN Australia: Equity STW.AX SPDR S&P/ASX 200 FUND England: Equity EUN.L ISHARES STOXX EUROPE 50 IEEM.L ISHARES MSCI EMERGING MARKETS FXC.L ISHARES FTSE CHINA25 IJPN.L ISHARES MSCI JAPAN FUND ISF.L ISHARES PLC- ISHARES FTSE 100 IUSA.L ISHARES S&P 500 INDEX FUND IWRD.L ISHARES MSCI WORLD England: Fixed Income IEBC.L ISHARES BARCLAYS CAPITAL EURO Hong Kong: Equity 2800 HK TRACKER FD OF HONG KONG 2823 HK ISHARES FTSE/ XINHUA A50 CHINA 2827 HK BOCI-PRUDENTIAL – W.I.S.E. - C 2828 HK HANG SENG INVESTMENT INDEX FUND 2833 HK HANG SENG INVESTMENT INDEX FUND Hong Kong: Fixed Income 2821 HK ABF PAN ASIA BOND INDEX FUND Japan: Equity 1305.T DAIWA ETF – TOPIX 1306.T NOMURA ETF – TOPIX 1308.T NIKKO ETF – TOPIX 1320.T DAIWA ETF – NIKKEI 225 1321.T NOMURA ETF – NIKKEI 225 1330.T NIKKO ETF – 225 Wellington Management Code of Ethics 11 APPENDIX A – PART 2 ETFs approved for personal trading without preclearance (but requiring reporting) All regional/country exchange share listings of ETFs listed are also approved This appendix is current as of 1 June 2020, and may be amended at the discretion of the Ethics Committee

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